Exhibit 99.1

Teladoc Announces Full Year and Fourth Quarter 2017 Results

2017 Revenue of $233.3 million, growth of 89%; 4Q 2017 Revenue of $77.1 million, growth of 106%

Total Paid Membership of 23.2 million, growth of 33%

2017 Visits of 1,463,000, growth of 54%; 4Q 2017 Visits of 464,000, growth of 49%

PURCHASE, NY, February 27, 2018 — Teladoc, Inc. (NYSE:TDOC), the undisputed leader in telehealth, today announced results for the full-year and fourth-quarter ended December 31, 2017.

“Teladoc demonstrated very strong performance in the fourth quarter, delivering results that were at or above our expectations on all key metrics. We made meaningful progress across all segments of our business, and take excellent momentum into 2018," said Jason Gorevic, chief executive officer, Teladoc. “Our unique product portfolio and value proposition is being recognized by clients and prospects alike for its breadth and differentiation, as virtual care becomes a core component of the healthcare system of the future.”

“In addition to our strong results, we were pleased to see favorable developments coming out of Washington, with supportive language in the Bipartisan Budget Act that paves the way for virtual care to serve every segment of the healthcare market, including the Medicare population.”

Financial Performance for the Fourth Quarter and Full-Year Ended December 31, 2017

All comparisons are to the fourth quarter and full-year ended December 31, 2016.

•

Total revenue was $77.1 million for the fourth quarter 2017, an increase of 106%. Organic revenue growth was 39%. Full-year 2017 total revenue was $233.3 million, an increase of  89%. Year over year organic revenue growth was 43%.

o

Revenue from Subscription Access Fees was $65.4 million for the fourth quarter 2017, which includes $24.1 million from the July 14, 2017 acquisition of Best Doctors, an increase of 115%. Full-year 2017 revenue from Subscription Access Fees was $197.5 million, which includes $44.5 million from Best Doctors, an increase of 97%.

▪

Revenue from U.S. Subscription Access Fees for the fourth quarter 2017 was $55.4 million, which includes $14.1million from Best Doctors. Organic revenue growth for the fourth quarter 2017 compared to the same period last year was 36%. Full-year 2017 revenue from U.S. Subscription Access Fees was $179.2 million, which includes $26.1 million from Best Doctors. Organic revenue growth for 2017 compared to 2016 was 43%.

▪	Revenue from International Subscription Access Fees for the fourth quarter 2017 was $10.0 million. Full-year 2017 revenue from International Subscription Access Fees was $18.3 million.
o	Revenue from Visits was $11.8 million for the fourth quarter 2017, an increase of 68%. Full-year 2017 revenue from visits was $35.8 million, an increase of 57%.
▪

Revenue from General Medical Visits was $10.7 million for the fourth quarter 2017 compared to $7.0 million in the fourth quarter in 2016. Full-year 2017 revenue from General Medical Visits was $33.2 million compared to $22.7 million in 2016.

▪	Revenue from Other Specialty Visits (principally Best Doctors expert second opinions) for the fourth quarter 2017 was $1.1 million. Full-year 2017 revenue from Other Specialty Visits was $2.5 million.
•	Total U.S. paid membership was 23.2 million, an increase of 33%.
•	Total visits of 464,000 for the fourth quarter 2017, represented an increase of 49%. Full-year 2017 total visits was 1,463,000, an increase of 54%.

o

Paid visits as a percentage of total visits was 55% in the fourth quarter 2017 compared to 59% in the fourth quarter of 2016. For the full-year 2017, paid visits as a percentage of total visits was 54% compared to 61% in 2016.

•	Gross profit was 70.6% for fourth quarter 2017compared to 73.2% in the fourth quarter of 2016. Full-year 2017 gross margin was 73.6% compared to 74.0% in 2016.
•	Net loss was $44.4 million for the fourth quarter 2017 compared to $14.3 million in the fourth quarter 2016. For the full-year 2017, net loss was $106.8 million compared to $74.2 million in 2016.
•

Net loss per basic and diluted share was $0.76 for fourth quarter 2017 compared to a fourth quarter 2016 net loss per share of $0.31. For the full-year 2017, net loss per basic and diluted share was $1.93 compared to a net loss per share of $1.75 in 2016.

•

EBITDA was a loss of $29.8 million for fourth quarter 2017 compared to a loss of $10.6 million in the fourth quarter of 2016. For the full-year 2017, EBITDA loss was $70.4 million compared to a loss of $62.8 million in 2016.

•

Adjusted EBITDA improved to $2.4 million for fourth quarter 2017 compared to a loss of $8.0 million in the fourth quarter of 2016. For the full-year 2017, Adjusted EBITDA improved to a loss of $12.5 million, compared to a 2016 loss of $39.7 million.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Business Outlook

First Quarter 2018 Guidance: Revenue for the first quarter 2018 is expected to be in the range of $86 million to $88 million. EBITDA is expected to be in the range of a loss of $12.0 million to a loss of $13.0 million. Adjusted EBITDA is expected to be in the range of a loss of $2.5 million to a loss of $3.5 million. Total U.S. paid membership is expected to total approximately 19.5 million to 20.0 million and visit fee only access are expected to total between of 9.0 million to 9.25 million individuals at March 31, 2018. Total visits are projected to be between 575,000 and 625,000. First quarter net loss per share, based on 61.9 million weighted average shares outstanding, is expected to be between $(0.43) and $(0.45).

Full Year 2018 Guidance: Revenue for 2018 is expected to be in the range of $350 million to $360 million. EBITDA is expected to be in the range of a loss of $27 million to $30 million.  Adjusted EBITDA is expected to be positive in the range of $7 million to $10 million. Total U.S. paid membership is expected to be approximately 22 million to 24 million, plus visit fee only access should be available to approximately 19 million individuals. Total visits are projected to be between 1.9 million to 2.0 million visits. Net loss per share, based on 62.8 million weighted average shares outstanding, is expected to be between $(1.36) and $(1.41).

Quarterly Conference Call

The full year and fourth quarter 2017 earnings conference call and webcast will be held Tuesday, February 27, 2018 at 4:15 p.m. ET. The conference call can be accessed by dialing 1-833-241-4255 for U.S. participants, or 1-647-689-4206 for international participants, and including the following Conference ID Number: 6993917 to expedite caller registration; or via a live audio webcast available online at http://ir.teladoc.com/news-and-events/events-and-presentations/. A webcast replay will be available for on-demand listening shortly after the completion of the call at the same web link.

About Teladoc, Inc.

Teladoc, Inc. (NYSE:TDOC) is the largest and most trusted telehealth provider in the world. Recognized by MIT Technology Review as one of the “50 Smartest Companies”, Teladoc is forging a new healthcare experience with better convenience, outcomes and value. The company provides virtual access to high quality care and expertise, with a portfolio of services and solutions covering 450 medical subspecialties from non-urgent, episodic needs like flu and upper respiratory infections, to chronic, complicated medical conditions like cancer and congestive heart failure. By marrying the latest in data and analytics with its award-winning user experience and highly flexible technology platform, Teladoc has delivered millions of medical visits to patients around the globe. For additional information, please visit www.teladoc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; and (v) changes to our abilities to recruit and retain qualified providers into our network. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	As of December 31,
	2017	2016

Assets
Current assets:
Cash and cash equivalents	$42,817	$50,015
Short-term investments	79,489	15,793
Accounts receivable, net of allowance of $2,422 and $2,422, respectively	27,094	13,806
Prepaid expenses and other current assets	6,839	3,103
Total current assets	156,239	82,717
Property and equipment, net	8,963	7,479
Goodwill	498,520	188,184
Intangible assets, net	159,811	24,875
Other assets	858	415
Total assets	$824,391	$303,670
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,884	$2,236
Accrued expenses and other current liabilities	19,357	7,981
Accrued compensation	17,089	8,856
Other debt - current portion	—	2,000
Total current liabilities	40,330	21,073
Other liabilities	4,882	7,609
Deferred taxes	12,906	1,694
Long term bank and other debt, net	—	42,424
Convertible senior notes, net	207,370	—
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares and 75,000,000 shares authorized as of December 31, 2017 and 2016, respectively; 61,534,101 shares and 46,201,563 shares issued and outstanding as of December 31, 2017 and 2016, respectively	61	46
Additional paid-in capital	866,330	435,551
Accumulated deficit	(311,577)	(204,726)
Accumulated other comprehensive income (loss)	4,089	(1)
Total stockholders’ equity	558,903	230,870
Total liabilities and stockholders’ equity	$824,391	$303,670

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Unaudited
	Quarters Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$77,140	$37,400	$233,279	$123,157
Cost of revenue	22,716	10,025	61,623	31,971
Gross profit	54,424	27,375	171,656	91,186
Operating expenses:
Advertising and marketing	18,441	9,820	57,663	34,720
Sales	11,279	7,451	37,984	26,243
Technology and development	10,446	5,894	34,459	21,815
Legal	760	769	1,485	4,117
Regulatory	616	721	3,387	3,158
Acquisition and integration related costs	2,557	—	13,196	6,959
General and administrative	27,482	13,353	79,781	48,568
Depreciation and amortization	7,402	2,597	19,095	8,270
Loss from operations	(24,559)	(13,230)	(75,394)	(62,664)
Amortization of warrants and loss on extinguishment of debt	12,665	—	14,122	8,454
Interest expense, net	7,813	881	17,491	2,588
Net loss before taxes	(45,037)	(14,111)	(107,007)	(73,706)
Income tax (benefit) provision	(654)	(150)	(225)	(510)
Net loss	$(44,383)	$(13,961)	$(106,782)	$(74,216)
Net loss per share, basic and diluted	$(0.76)	$(0.31)	$(1.93)	$(1.75)

Weighted-average shares used to compute basic and diluted net loss per share	58,371,458	46,081,831	55,427,460	42,330,908

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2017	2016
Cash flows used in operating activities:
Net loss	$(106,782)	$(74,216)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,095	8,270
Allowance for doubtful accounts	1,731	2,412
Stock-based compensation	30,597	7,723
Deferred income taxes	(306)	510
Accretion of interest	6,382	262
Amortization of warrants and loss on extinguishment of debt	14,122	7,717
Changes in operating assets and liabilities:
Accounts receivable	(3,659)	(2,900)
Prepaid expenses and other current assets	(2,003)	(826)
Other assets	98	(42)
Accounts payable	1,534	(813)
Accrued expenses and other current liabilities	4,292	(2,301)
Accrued compensation	3,768	1,688
Other liabilities	(3,310)	641
Net cash used in operating activities	(34,441)	(51,875)
Cash flows (used in) provided by investing activities:
Purchase of property and equipment	(2,633)	(2,108)
Purchase of internal-use software	(2,882)	(1,304)
Purchase of marketable securities	(149,261)	(44,146)
Proceeds from marketable securities	85,753	110,717
Acquisition of business, net of cash acquired	(379,356)	(37,013)
Net cash (used in) provided by investing activities	(448,379)	26,146
Cash flows provided by financing activities:
Net proceeds from the exercise of stock options	10,837	2,524
Proceeds from issuance of convertible notes	263,722	—
Proceeds from borrowing under bank and other debt	166,679	34,990
Repayment of bank borrowings and other debt	(226,440)	(17,166)
Proceeds from issuance of common stock	258,554	250
Proceeds from employee stock purchase plan	2,153	—
Cash for withholding taxes on stock-based awards, net	(74)	80
Net cash provided by financing activities	475,431	20,678
Net (decrease) increase in cash and cash equivalents	(7,389)	(5,051)
Foreign exchange difference	191	—
Cash and cash equivalents at beginning of the period	50,015	55,066
Cash and cash equivalents at end of the period	$42,817	$50,015

Income taxes paid	$137	$—

Interest paid	$9,450	$2,387

Non-GAAP Financial Measures:

To supplement our financial information prepared in accordance with GAAP, we use EBITDA and Adjusted EBITDA, which are non-GAAP financial measures, for business planning purposes and in measuring our performance relative to that of our competitors. EBITDA consists of net loss before interest, taxes, depreciation and amortization. Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, amortization of warrants and loss on extinguishment of debt and acquisition and integration related costs. A reconciliation of these Non-GAAP financial measures is presented below to net loss, which we believe is the most directly comparable GAAP measure.

We believe that the presentation of these non-GAAP financial measures enhances an investor’s understanding of our financial performance and are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results

Our use of the term EBITDA and Adjusted EBITDA may vary from that of others in our industry. Neither EBITDA nor Adjusted EBITDA should be considered as an alternative to net loss or any other performance measures derived in accordance with GAAP as measures of performance.

EBITDA and Adjusted EBITDA have important limitation as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

EBITDA and Adjusted EBITDA:

•	does not reflect the significant interest expense on our debt; and
•	eliminates the impact of income taxes on our results of operations; and
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and both measures do not reflect any expenditures for such replacements; and

•	does not reflect the significant non-recurring charge associated with the amortization of warrants and loss on extinguishment of debt; and
•	does not reflect the significant acquisition and integration related costs related to mergers and acquisitions; and
•	does not reflect the significant non-cash stock compensation expense which should be viewed as a component of recurring operating costs; and
•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting the usefulness of EBITDA and Adjusted EBITDA as comparative measures.

We compensate for these limitations by using EBITDA and Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. Such U.S. GAAP measurements include gross profit, net loss, net loss per share and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses like those eliminated in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Reconciliation of EBITDA and Adjusted EBITDA to Net Loss

(In thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net loss	$(44,383)	$(14,261)	$(106,782)	$(74,216)
Add:
Interest expense, net	7,813	881	17,491	2,588
Income tax (benefit) provision	(654)	150	(225)	510
Depreciation expense	1,305	634	3,771	2,176
Amortization expense	6,097	1,963	15,324	6,094
EBITDA	(29,822)	(10,633)	(70,421)	(62,848)
Stock-based compensation	16,969	2,636	30,597	7,723
Amortization of warrants and loss on extinguishment of debt	12,665	—	14,122	8,454
Acquisition and integration related costs	2,557	—	13,196	6,959
Adjusted EBITDA	$2,369	$(7,997)	$(12,506)	$(39,712)

Media:

Courtney McLeod

914-265-6789

cmcleod@teladoc.com

Investors:
Westwicke Partners

Jordan E. Kohnstam

Office: 443-450-4189

Jordan.kohnstam@westwicke.com